EXHIBIT 2.1






                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                          WEBSTER FINANCIAL CORPORATION

                                       AND

                              VILLAGE BANCORP, INC.

                                   DATED AS OF

                                NOVEMBER 11, 1998




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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I THE MERGER..........................................................1
      1.1  The Merger.........................................................1
      1.2  Effective Time.....................................................1
      1.3  Effects of the Merger..............................................2
      1.4  Conversion of Village Common Stock.................................2
      1.5  The Bank Merger....................................................4
      1.6  Options............................................................4
      1.7  Certificate of Incorporation.......................................5
      1.8  Bylaws.............................................................5
      1.9  Directors and Officers.............................................5
      1.10 Tax Consequences...................................................5

ARTICLE II EXCHANGE OF SHARES.................................................5
      2.1  Webster to Make Cash and Shares Available..........................5
      2.2  Exchange of  Cash and Shares.......................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF VILLAGE.........................8
      3.1  Corporate Organization.............................................8
      3.2  Capitalization.....................................................8
      3.3  Authority; No Violation............................................9
      3.4  Consents and Approvals............................................10
      3.5  Loan Portfolio; Reports...........................................11
      3.6  Financial Statements; Exchange Act Filings; Books and
            Records..........................................................11
      3.7  Broker's Fees.....................................................12
      3.8  Absence of Certain Changes or Events..............................12
      3.9  Legal Proceedings.................................................12
      3.10 Taxes and Tax Returns.............................................13
      3.11 Employee Benefit Plans............................................13
      3.12 Certain Contracts.................................................14
      3.13 Agreements with Regulatory Agencies...............................15
      3.14 State Takeover Laws; Articles of Incorporation....................15
      3.15 Environmental Matters.............................................15
      3.16 Reserves for Losses...............................................16
      3.17 Properties and Assets.............................................16
      3.18 Insurance.........................................................17
      3.19 Compliance with Applicable Laws...................................17
      3.20 Loans.............................................................18
      3.21 Affiliates........................................................19
      3.22 Ownership of Webster Common Stock.................................19
      3.23 Village Rights Agreement..........................................19
      3.24 Fairness Opinion..................................................19
      3.25 Year 2000 Compliance..............................................19
      3.26 Intellectual Property.............................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF WEBSTER.........................20
      4.1  Corporate Organization............................................20
      4.2  Capitalization....................................................20
      4.3  Authority; No Violation...........................................21
      4.4  Consents, Approvals and Reports...................................22



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      4.5  Financial Statements; Exchange Act Filings; Books and
            Records..........................................................23
      4.6  Absence of Certain Changes or Events..............................23
      4.7  Legal Proceedings.................................................23
      4.8  Taxes and Tax Returns.............................................23
      4.9  Employee Benefit Plans............................................24
      4.10 Compliance with Applicable Laws...................................24
      4.11 Agreements with Regulatory Agencies...............................24
      4.12 Year 2000 Compliance..............................................24

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS..........................25
      5.1  Covenants of Village..............................................25
      5.2  Covenants of Webster..............................................28
      5.3  Merger Covenants..................................................28
      5.4  Compliance with Antitrust Laws....................................28

ARTICLE VI ADDITIONAL AGREEMENTS.............................................29
      6.1  Regulatory Matters................................................29
      6.2  Access to Information.............................................30
      6.3  Shareholder Meeting...............................................31
      6.4  Legal Conditions to Merger........................................31
      6.5  Stock Exchange Listing............................................31
      6.6  Employees; Employment and Other Agreements........................31
      6.7  Indemnification...................................................32
      6.8  Subsequent Interim and Annual Financial Statements................33
      6.9  Additional Agreements.............................................34
      6.10 Advice of Changes.................................................34
      6.11 Current Information...............................................34
      6.12 Execution and Authorization of Bank Merger Agreement..............34
      6.13 Change in Structure...............................................34
      6.14 Transaction Expenses of Village...................................35

ARTICLE VII CONDITIONS PRECEDENT.............................................35
      7.1  Conditions to Each Party's Obligation To Effect the
            Merger...........................................................35
      7.2  Conditions to Obligations of Webster..............................36
      7.3  Conditions to Obligations of Village..............................37

ARTICLE VIII TERMINATION AND AMENDMENT.......................................38
      8.1  Termination.......................................................38
      8.2  Effect of Termination.............................................39
      8.3  Amendment.........................................................39
      8.4  Extension; Waiver.................................................40

ARTICLE IX GENERAL PROVISIONS................................................40
      9.1  Closing...........................................................40
      9.2  Nonsurvival of Representations, Warranties, Covenants
           and Agreements....................................................40
      9.3  Expenses; Breakup Fee.............................................40
      9.4  Notices...........................................................41
      9.5  Interpretation....................................................42
      9.6  Counterparts......................................................42
      9.7  Entire Agreement..................................................42
      9.8  Governing Law.....................................................42
      9.9  Enforcement of Agreement..........................................42
      9.10 Severability......................................................43
      9.11 Publicity.........................................................43


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      9.12 Assignment; Limitation of Benefits................................43
      9.13 Additional Definitions............................................43

EXHIBITS
      A    Form of Articles of Combination and Bank Merger Agreement
      B    Form of Option Agreement
      C    Form of Certificate of Merger
      D    Form of Village Bancorp, Inc. Stockholder Agreement











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                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of November 11, 1998 (this "Agreement"), is entered into by and between Webster Financial Corporation, a Delaware corporation ("Webster"), and Village Bancorp, Inc., a Connecticut corporation ("Village").

     WHEREAS, the Boards of Directors of Webster and Village have determined that it is in the best interests of their respective companies and shareholders to consummate the business combination transaction provided for herein in which Village will, subject to the terms and conditions set forth herein, merge with and into Webster, with Webster being the "Surviving Corporation" (the "Merger");

     WHEREAS, prior to the consummation of the Merger, Webster and Village will respectively cause Webster Bank, a federally chartered savings bank and wholly owned subsidiary of Webster ("Webster Bank"), and The Village Bank & Trust Company, a Connecticut chartered bank and wholly owned subsidiary of Village ("Village Bank"), to enter into articles of combination and bank merger agreement, in the form attached hereto as Exhibit A (the "Bank Merger Agreement"), providing for the merger (the "Bank Merger") of Village Bank with and into Webster Bank, with Webster Bank being the "Surviving Bank" of the Bank Merger, and it is intended that the Bank Merger be consummated immediately after consummation of the Merger;

     WHEREAS, as an inducement to Webster to enter into this Agreement, Village will enter into an option agreement, in substantially the form attached hereto as Exhibit B (the "Option Agreement"), with Webster immediately following the execution of this Agreement pursuant to which Village will grant Webster an option to purchase, under certain circumstances, an aggregate of 388,466 newly issued shares of common stock, par value $3.33 per share, of Village ("Village Common Stock") upon the terms and conditions therein contained; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1  THE MERGER.

     Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Delaware, as amended (the "Delaware Corporation Law") and the Connecticut Business Corporation Act, as amended (the "Connecticut Corporation Law"), at the Effective Time (as defined in Section 1.2 hereof), Village shall merge into Webster, with Webster being the Surviving Corporation in the Merger. Upon consummation of the Merger, the corporate existence of Village shall cease and the Surviving Corporation shall continue to exist as a Delaware corporation.

     1.2  EFFECTIVE TIME.

     The Merger shall become effective on the Closing Date (as defined in Section 9.1 hereof), as set forth in the certificate of merger (the "Certificate of Merger") in the form attached hereto as Exhibit C, which shall be filed with the Secretaries of State of the States of Connecticut and Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective on the Closing Date, as set forth in the Certificate of Merger.




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     1.3  EFFECTS OF THE MERGER.

     At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the Delaware Corporation Law and Sections 33-820 and 33-821 of the Connecticut Corporation Law.

     1.4  CONVERSION OF VILLAGE COMMON STOCK.

          (a) At the Effective Time, subject to Sections 1.4(c), 1.4(d), 2.2(g) and 8.1(h) hereof, shares of Village Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 1.4(e) hereof), shall, at the election of holders of such shares, be converted and exchangeable into either

               (i) the right to receive $23.50 in cash, without interest, or

               (ii) the right to receive that number of shares of Webster common stock, par value $.01 per share ("Webster Common Stock") determined by dividing $23.50 by the Base Period Trading Price (as defined below), as may be adjusted as provided below, computed to four decimal places (the "Exchange Ratio"); provided, however, that if the Base Period Trading Price shall be greater than $27.50, the Exchange Ratio shall be 0.8545 and if the Base Period Trading Price shall be less than $19.50, the Exchange Ratio shall be 1.2051. Notwithstanding the foregoing, if the number of shares of Village Common Stock as to which Village stockholders elect to receive cash (the "Cash Election Number") exceeds the Maximum Cash Number, then the number of shares entitled to receive cash shall be prorated as provided below so that no more than the Maximum Cash Number shall be converted into cash. The "Maximum Cash Number" shall be 20% of the total value of the merger consideration, less the total amount of cash payable in lieu of fractional shares and that may be payable to Dissenting Shares, and shall be calculated by the following formula:

                         [.2 x (O x Y)] - [F + (D x Y)];

     where

     D =  the aggregate number of Dissenting Shares

     F = the aggregate of cash payable in respect of fractional shares as provided in Section 1.4(d) hereof

     O = the aggregate number of outstanding shares of Village Common Stock as of the Effective Time

     Y = the Closing Value (as defined in Section 1.4(d) hereof) multiplied by the Exchange Ratio

          If the amount of cash payable in lieu of fractional shares and that may be payable to Dissenting Shares exceeds 20% of the product of [O x Y] (in accordance with the above formula), the Maximum Cash Number shall be zero. If the Cash Election Number exceeds the Maximum Cash Number, then the number of shares held by each shareholder electing to receive cash for some or all of its shares shall be determined by multiplying the number of shares as to which that shareholder elected to receive cash by a cash proration factor (the "Cash Proration Factor") equal to the quotient obtained by dividing the Maximum Cash Number by the Cash Election Number and rounding down to the next whole number. All shares of Village Common Stock, other than shares converted into the right to receive cash in accordance with the preceding sentence or entitled to receive cash pursuant




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to  Sections  1.4(d)  or 1.4(e)  hereof,  shall be  converted  into the right to receive Webster Common Stock in accordance with Section 1.4(a)(ii) above, and a Stock Election (as defined in Section 2.2(b) hereof) shall be deemed to have been made with respect to such shares. For purposes of this Agreement, the term "Base Period Trading Price" shall mean the average of the daily closing prices per share for Webster Common Stock for the 15 consecutive trading days during which shares of Webster Common Stock are actually traded (as reported on The Nasdaq Stock Market, Inc. National Market Tier ("Nasdaq")) ending on the day preceding the receipt of the last required federal bank regulatory approval or waiver required to effect the Bank Merger (such period herein called the "Base Period"). For purposes of this Agreement, references to Webster Common Stock shall be deemed to include, where appropriate, references to the right to receive shares of Webster's Series C Participating Preferred Stock pursuant to the Rights Agreement, dated as of February 5, 1996, as amended, between Webster and American Stock Transfer & Trust Company (the "Rights Agreement").

          (b) All of the shares of Village Common Stock converted into Webster Common Stock or cash pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Village Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Webster Common Stock or cash determined in accordance with Section 1.4(a) hereof and (ii) if applicable, cash in lieu of fractional shares determined in accordance with Section 1.4(d) hereof. Certificates previously representing shares of Village Common Stock shall be exchanged for certificates representing whole shares of Webster Common Stock, cash and cash in lieu of fractional shares issued in consideration therefor, as the case may be, upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Webster should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

          (c) At the Effective Time, all shares of Village Common Stock that are owned by Village as treasury stock and all shares of Village Common Stock that are owned directly or indirectly by Webster or Village or any of their respective Subsidiaries (as defined in Section 9.13 hereof) (other than shares of Village Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, whether held directly or indirectly by Webster or Village, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of Village Common Stock held by Webster or Village or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares, whether held directly or indirectly by Webster or Village, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Webster or other consideration shall be delivered in exchange therefor. All shares of Webster Common Stock that are owned by Village or any Village Subsidiary (other than Trust Account Shares and DPC Shares) shall become treasury stock of Webster.

          (d) Certificates for fractions of shares of Webster Common Stock will not be issued. In lieu of a fraction of a share of Webster Common Stock, each holder of Village Common Stock otherwise entitled to a fraction of a share of Webster Common Stock shall be entitled to receive an amount of cash equal to (i) the fraction of a share of the Webster Common Stock to which such holder would otherwise be entitled, multiplied by (ii) the closing time average market value of the Webster Common Stock, which shall be deemed to be the average of the daily closing prices per share for Webster Common Stock for the fifteen consecutive trading days on which shares of Webster Common Stock are actually traded (as reported on the Nasdaq) ending on the third trading day preceding the Closing Date (the "Closing Value"). Following consummation of the Merger, no holder of Village Common Stock shall be entitled to dividends or any other rights in respect of any such fraction.


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          (e)  Notwithstanding  anything in this  Agreement  to the contrary and unless otherwise provided by applicable law, shares of Village Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by shareholders who have properly dissented (the "Dissenting Shares") within the meaning of Sections 33-855 through 33-872 of the Connecticut Business Corporation Act, as amended (the "Connecticut Corporation Law"), shall not be converted into the right to receive shares of Webster Common Stock or cash, as the case may be, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, each share of Village Common Stock held by such shareholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, shares of Webster Common Stock pursuant to Section 1.4(a)(ii) hereof.

          (f) Village shall give Webster (i) prompt notice of any written notice of intent to demand payment for shares filed pursuant to Section 33-861 of the Connecticut Corporation Law received by Village, withdrawals of such notices, and any other instruments served in connection with such notices pursuant to the Connecticut Corporation Law and received by Village and (ii) the opportunity to direct all negotiations and proceedings with respect to such notices under the Connecticut Corporation Law consistent with the obligations of Village thereunder. Village shall not, except with the prior written consent of Webster,
(x) make any payment with respect to any such notice, (y) offer to settle or settle any such notices or (z) waive any failure to timely deliver a written notice in accordance with the Connecticut Corporation Law.

     1.5  THE BANK MERGER.

          (a) Immediately upon the Effective Time, Village Bank will merge with and into Webster Bank in the Bank Merger, with Webster Bank being the Surviving Bank of the Bank Merger.

          (b) As a result of the Bank Merger, (i) each share of Village Bank common stock issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) the 1,000 shares of Webster Bank common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

          (c) The Bank Merger shall have the effects set forth at 12 C.F.R.ss. 552.13(l) and Section 36a-126(b) of the Banking Law of Connecticut (the "Connecticut Banking Law").

     1.6  OPTIONS.

     At the Effective Time, each option granted by Village to purchase shares of Village Common Stock under the 1996 Stock Option Plan for Key Employees (the "Village Stock Plan") which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Webster Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Village Stock Plan);

          (1) the number of shares of Webster Common Stock to be subject to the option immediately after the Effective Time shall be equal to the product of the number of shares of Village Common Stock subject to the option immediately before the Effective Time, multiplied by the Exchange Ratio, provided that any fractional shares of Webster Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

          (2) the exercise price per share of Webster Common Stock under the option immediately after the Effective Time shall be equal to the exercise price per share of



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          Village Common Stock under the option immediately before the Effective
          Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

The adjustment provided herein shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The duration and other terms of the option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Village or Village Bank in the Village Stock Plan (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Webster or Webster Bank, as appropriate.

     1.7  CERTIFICATE OF INCORPORATION.

     At the Effective Time, the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of Webster, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation.

     1.8  BYLAWS.

     At the Effective Time, the Bylaws, as amended (the "Bylaws"), of Webster, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

     1.9  DIRECTORS AND OFFICERS.

     At the Effective Time, the directors and officers of Webster immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. The non-employee directors of Village serving immediately prior to the Effective Time will be invited to serve on an advisory board to Webster Bank after the Bank Merger for 24 months. Such advisory directors each will be paid for such service up to $4,000 annually, based on a quarterly retainer of $1,000, and quarterly meeting attendance fees of $1,000 for each meeting attended in person. The Chairman of the Board of Village will be invited to serve as the chairman of the advisory board, and will be paid for such service up to an additional $2,000 annually, based on a quarterly retainer of $500.

     1.10 TAX CONSEQUENCES.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.

                                   ARTICLE II
                               EXCHANGE OF SHARES

     2.1  WEBSTER TO MAKE CASH AND SHARES AVAILABLE.

     At or prior to the Effective Time, Webster shall deposit, or shall cause to be deposited, with Webster's transfer agent, American Stock Transfer & Trust Company, or such other bank, trust company or transfer agent as Webster may select (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Webster Common Stock and cash (such certificates for shares of Webster Common Stock and cash being hereinafter referred to as the "Exchange Fund") to be issued or paid pursuant to Sections 1.4 and Section 2.2(a) hereof in exchange for outstanding shares of Village Common Stock.


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     2.2  EXCHANGE OF CASH AND SHARES.

          (a) Prior to the date of the special meeting of Village's shareholders (the "Special Meeting") contemplated by Section 6.3 hereof, Webster shall prepare a form, subject to review and comment by Village (an "Election Form"), pursuant to which a holder of shares of Village Common Stock may specify the number of shares owned by such holder that such holder desires to be converted into a right to receive cash in the Merger and the number of such shares owned by such holder that such holder desires to be converted into a right to receive shares of Webster Common Stock in the Merger. Village shall cause an Election Form (and a letter of transmittal for use in exchanging Certificates for Webster Common Stock or cash, as the case may be) to be included with the proxy statement/prospectus to be sent to Village's shareholders in connection with the Special Meeting (the "Proxy Statement/Prospectus") and mailed to each holder of shares of Village Common Stock as of the record date for such meeting (such shareholders hereinafter referred to as "Election Eligible Shareholders"). Only Election Eligible Shareholders shall have the right to receive and submit an Election Form.

          (b) Each Election Eligible Shareholder (other than holders of Village Common Stock which, in accordance with Section 1.4(c) hereof, are to be canceled in the Merger) shall have the right to specify in an Election Form the number of shares owned by such holder that such holder desires to have converted into a right to receive cash in the Merger (a "Cash Election") and the number of Shares owned by such holder that such holder desires to have converted into a right to receive shares of Webster Common Stock in the Merger (a "Stock Election"); provided that any holders of Non-Electing Shares shall be deemed to have made a Stock Election. For purposes of this Agreement, "Non-Electing Shares" means all shares (other than Dissenting Shares and shares that are to be canceled in the Merger) of Village Common Stock outstanding at the Effective Time as to which neither an effective Cash Election nor an effective Stock Election was made as of the Election Deadline. A Cash Election or a Stock Election shall be effective only if the Exchange Agent appointed by Webster pursuant to Section 2.1 hereof shall be received no later than 5:00 p.m. New York City time on the date specified on such Election Form, which date shall be no earlier than the fifth business day preceding the date of the Special Meeting (the "Election Deadline")
(i) an Election Form covering the shares to which such Cash Election and/or Stock Election applies, executed and completed in accordance with the instructions set forth in such Election Form and (ii) the Certificate or Certificates and the related letter(s) of transmittal in such form and with such endorsements, stock powers and signature guarantees as may be required by the letter of transmittal or a guarantee of delivery of such Certificates that complies with the requirements set forth in the letter of transmittal, provided that such Certificates are in fact delivered by the time set forth in such guarantee of delivery. A Cash Election or Stock Election may be revoked or changed only by delivering to the Exchange Agent, prior to the Election Deadline, a written notice of revocation or, in the case of a change, a properly completed revised Election Form that identifies the Certificates to which such revised Election Form applies. Delivery to the Exchange Agent prior to the Election Deadline of a revised Election Form with respect to any Certificate shall result in the revocation of all prior Election Forms with respect to all shares evidenced by such Certificate. Any termination of this Agreement in accordance with Article 8 shall result in the revocation of all Election Forms delivered to the Exchange Agent on or prior to the date of such termination. If an Election Form is revoked (either by delivery of a written notice of revocation or by delivery of a revised Election Form), the Certificates to which such Election Form applies, if previously delivered to the Exchange Agent, shall be returned to the person revoking such Election Form unless such person otherwise instructs the Exchange Agent.

          (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who did not submit an effective Cash Election or Stock Election a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Webster Common Stock and the cash in lieu of fractional shares into which the shares of Village Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Village shall have the right to review both the letter of transmittal and the instructions prior to such documents being finalized. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Webster Common Stock to which such holder of Village Common Stock shall have become entitled pursuant to the provisions of Section 1.4(a)(ii) hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

          (d) No dividends or other distributions declared after the Effective Time with respect to Webster Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Webster Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Webster Common Stock into which his Village Common Stock shall have been converted.

          (e) If any certificate representing shares of Webster Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered or cash is to be paid to a person other than the registered holder, it shall be a condition of the issuance or payment thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Webster Common Stock or payment in any name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (f) After the close of business on the day immediately prior to the Effective Time, there shall be no transfers on the stock transfer books of Village of the shares of Village Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Webster Common Stock as provided in this Article II.

          (g) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Village for one year after the Effective Time may be returned to Webster. Any shareholders of Village who have not complied with this Article II before such portion of the Exchange Fund is returned to Webster shall thereafter look only to Webster for payment of their shares of Webster Common Stock and/or cash, as the case may be, and unpaid dividends and distributions on Webster Common Stock deliverable in respect of each share of Village Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Webster, Village, the Exchange Agent or any other person shall be liable to any former holder of shares of Village Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Webster, the posting by such person of a bond in such amount as Webster may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Webster Common Stock and/or cash, as the case may be, deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF VILLAGE

     Village hereby makes the following representations and warranties to Webster as set forth in this Article III, each of which is being relied upon by Webster as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of Village referenced below and thereby required of Village pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Village Disclosure Schedule."

     3.1  CORPORATE ORGANIZATION.

          (a) Village is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Connecticut. Village has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or location of any properties or assets owned or leased by it makes such licensing or qualification necessary. Village is duly registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve System") under the Banking Holding Company Act of 1956, as amended (the "BHCA"). The Articles of Incorporation, as amended (the "Articles of Incorporation"), and By-Laws of Village, copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

          (b) Village Bank is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The deposit accounts of Village Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Village Bank. Village Bank has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or the location of any properties or assets owned or leased by it makes such licensing or qualification necessary. The Articles of Incorporation, as amended (the "Articles of Incorporation"), and Bylaws, as amended (the "Bylaws"), of Village Bank, copies of which have previously been delivered to Webster, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

     3.2  CAPITALIZATION.

          (a) The authorized capital stock of Village consists of 10,000,000 shares of Village Common Stock. As of the date hereof, there are (i) 1,942,334 shares of Village Common Stock issued and outstanding and no shares of Village Common Stock held in Village's treasury, (ii) no shares of Village Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (x) 137,500 shares of Village Common Stock reserved for issuance pursuant to the Village Stock Plan (of which options for 91,700 shares are currently outstanding), (y) 388,466 shares of Village Common Stock reserved for issuance upon exercise of the option to be issued to Webster pursuant to the Option Agreement, and (z) shares of Village Common Stock reserved for issuance pursuant to the terms of the Rights Agreement, dated as of September 16, 1996, between Village and American Stock Transfer & Trust Company (the "Village Rights Agreement"). All of the issued and outstanding shares of Village Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Option Agreement, the aforementioned options to purchase 91,700 shares of Village Common Stock issued pursuant to the Village Stock Plan and the rights issued pursuant to the Village Rights Agreement, Village does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Village Common Stock or any other equity security of Village or any securities representing the right to purchase or otherwise receive any shares of Village Common Stock or any other equity security of Village. The names of the optionees, the date of each option to purchase Village Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Village Stock Plan are set forth in Section 3.2(a) of the Village Disclosure Schedule. Since June 30, 1998, Village has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of director or employee stock options granted prior to July 9, 1998 under the Village Stock Plan.

          (b) Section 3.2(b) of the Village Disclosure Schedule sets forth a true, correct and complete list of all Subsidiaries of Village as of the date of this Agreement. Village owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Village Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Except as set forth at
Section 3.2(b) of the Village Disclosure Schedule, Village does not directly or indirectly engage in any non-banking activities.

     3.3  AUTHORITY; NO VIOLATION.

          (a) Village has full corporate power and corporate authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Village. The Board of Directors of Village has directed that this Agreement, the Merger and the other transactions contemplated hereby be submitted to Village's shareholders for approval at the Special Meeting and, except for the approval of this Agreement, the Merger and the other transactions contemplated hereby by the requisite vote of Village's shareholders, no other corporate proceedings on the part of Village (except for matters related to setting the date, time, place and record date for the Special Meeting) are necessary to approve this Agreement, the Bank Merger Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Village and (assuming due authorization, execution and delivery by Webster) will constitute valid and binding obligations of Village, enforceable against Village in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Village Bank has full corporate power and corporate authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Village Bank and by Village as the sole shareholder of Village Bank. No other corporate proceedings on the part of Village Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement will be duly and validly executed and delivered by Village Bank and will (assuming due authorization, execution and delivery by Webster Bank) constitute a valid and binding obligation of Village Bank, enforceable against Village Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Neither the execution and delivery of this Agreement or the Option Agreement by Village or the Bank Merger Agreement by Village Bank, nor the consummation by Village or Village Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Village or Village Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or By-Laws of Village or the Articles of Incorporation or Bylaws of Village Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 3.4(a) hereof are duly obtained, (x) violate any Laws (as defined in Section 9.13 hereof) applicable to Village, Village Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Village or Village Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Village or Village Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (ii), for such matters as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (as defined in Section 9.13 hereof) on Village or Village Bank or materially impair their ability to consummate the transactions contemplated by this Agreement.

     3.4  CONSENTS AND APPROVALS.

          (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the Federal Reserve Board under the BHCA and the Office of Thrift Supervision (the "OTS") under the Home Owners Loan Act of 1933 (the "HOLA") and the Bank Merger Act and approval of such applications and notices, (ii) the filing of any required applications or notices with the FDIC and the OTS as to the subsidiary activities of Village Bank which become service corporation or operating subsidiaries of Webster Bank and approval of such applications and notices, (iii) the filing of applications and notices with the Banking Commissioner of the State of Connecticut (the "Connecticut Commissioner") and approval of such applications and notices as to the Merger and the Bank Merger (the "State Banking Approvals"), (iv) the filing with the Connecticut Commissioner of an acquisition statement pursuant to
Section 36a-184 of the Connecticut Banking Law prior to the acquisition of more than 10% of the Village Common Stock pursuant to the Option Agreement, if not exempt, (v) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 (the "Registration Statement") to register the shares of Webster Common Stock to be issued in connection with the Merger (including the shares of Webster Common Stock that may be issued upon the exercise of the options referred to in Section 1.6 hereof), which will include the Proxy Statement/Prospectus, (vi) the approval of this Agreement by the requisite vote of the shareholders of Village, (vii) the filing of the Certificate of Merger with the Secretary of State of Connecticut pursuant to the Connecticut Corporation Law, (viii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the Delaware Corporation Law,
(ix) the filings with the Secretary of State of Connecticut and the OTS required in connection with the Bank Merger Agreement, (x) such filings, authorizations and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with The Nasdaq Stock Market, Inc. (or such other exchange as may be applicable) in connection with the issuance of the shares of Webster Common Stock pursuant to this Agreement, and (xi) such filings, authorizations, approvals or consents that are set forth in Section 3.4(a) of the Village Disclosure Schedule, no consents or approvals of or filings or registrations with any court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by Village of this Agreement and the Option Agreement, (2) the execution and delivery by Village Bank of the Bank Merger Agreement, (3) the consummation by Village of the Merger, the Option Agreement and the other transactions contemplated hereby or thereby, (4) the consummation by Village Bank of the Bank Merger and the transactions contemplated by the Bank Merger Agreement, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on Village, Village Bank, Webster or Webster Bank, or materially impair the ability of Webster to consummate the transactions contemplated hereby or thereby.

          (b) Village hereby represents to Webster that it has no Knowledge (as defined in Section 9.13 hereof) of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) hereof cannot be obtained or granted on a timely basis.

     3.5  LOAN PORTFOLIO; REPORTS.

          (a) Except as set forth at Section 3.5(a) of the Village Disclosure Schedule, as of December 31, 1997 and thereafter through and including the date of this Agreement, neither Village nor Village Bank is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), with any director, officer or five percent or greater shareholder of Village or any of its Subsidiaries, or any Affiliated Person (as defined in Section 9.13 hereof) of the foregoing.

          (b) Village and Village Bank have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the Connecticut Commissioner and any other state banking commissions or any other state regulatory authority (each a "State Regulator"), (iv) the SEC and (v) except for such matters as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or Village Bank or materially impair their ability to consummate the transactions contemplated by this Agreement, The Nasdaq Stock Market Small Cap Market and any other self-regulatory organization ("SROs") (collectively "Regulatory Agencies"). Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Village and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Village or Village Bank, no such proceeding or investigation is pending, nor do Village or Village Bank have any Knowledge of any threatened proceeding or investigation.

     3.6  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

          (a) Village has previously delivered to Webster true, correct and complete copies of (a) the consolidated balance sheets of Village and its Subsidiaries as of December 31 for the years 1995, 1996, and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years 1994 through 1997, inclusive, as reported in Village's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to Village, and (b) the unaudited condensed consolidated balance sheets of Village and Subsidiaries as of June 30, 1998 and the related comparative unaudited condensed consolidated statements of income and cash flows for the six month periods ended June 30, 1997 and 1998. The financial statements referred to in this Section 3.6(a) (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Village and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Village's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1994 comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Village has previously delivered or made available to Webster true, correct and complete copies of such reports. The books and records of Village and Village Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

          (b) Except and to the extent (i) reflected, disclosed or provided for in the financial statements as of December 31, 1997 referred to above, (ii) of liabilities incurred since December 31, 1997 in the ordinary course of business and consistent with past practice, and (iii) of liabilities related to this Agreement, Village has no liabilities, whether absolute, accrued, contingent or otherwise, except for such liabilities as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or Village Bank.

     3.7  BROKER'S FEES.

          Neither Village nor any Village Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, except that Village has engaged, and will pay a fee or commission to Morgan Lewis Githens & Ahn, Inc. ("Morgan Lewis") in accordance with the terms of a letter agreement between Morgan Lewis and Village, dated April 23, 1998, a true, complete and correct copy of which has been previously delivered by Village to Webster.

     3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Except as disclosed in Village's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, or in any Current or Quarterly Report of Village on Form 8-K or Form 10-Q filed on or before the date of this Agreement, a true, correct and complete copy of which has previously been delivered to Webster, since December 31, 1997, (i) neither Village nor any of its Subsidiaries has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Village.

          (b) Since December 31, 1997, Village and its Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with their past practices.

     3.9  LEGAL PROCEEDINGS.

          (a) Except as set forth at Section 3.9(a) of the Village Disclosure Schedule, neither Village nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Village or Village Bank, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or in which Village or any of its Subsidiaries is a party, directly or in a fiduciary capacity, that include a claim or claims in excess of $10,000, or which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement.

          (b) There is no injunction, order, judgment, or decree imposed upon Village, any of its Subsidiaries or the assets of Village or any of its Subsidiaries.

     3.10 TAXES AND TAX RETURNS.

     Each of Village and its Subsidiaries has duly filed all federal and state tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all material taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal and state taxing authorities on or prior to the date hereof other than taxes or other charges which are not yet delinquent and which have not been finally determined. All liability with respect to the income tax returns of Village and its Subsidiaries has been satisfied for all years to and including 1997. The Internal Revenue Service (the "IRS") has not notified Village of, or otherwise asserted, that there are any material deficiencies with respect to the income tax returns of Village subsequent to 1991. There are no material disputes pending, or claims asserted for, taxes or assessments upon Village or any of its Subsidiaries, nor has Village or any of its Subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period. In addition, federal and state returns which are accurate and complete in all material respects have been filed by Village and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, social security and unemployment taxes and the amounts shown on such federal and state returns to be due and payable have been paid in full or adequate provision therefor has been included by Village in its consolidated financial statements as of December 31, 1997 and June 30, 1998.

     3.11 EMPLOYEE BENEFIT PLANS.

          (a) Section 3.11(a) of the Village Disclosure Schedule sets forth a true and complete list of each employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), arrangement or agreement that is maintained or contributed to as of the date of this Agreement, or that has within the last six years been maintained or contributed to, by Village or any of its Subsidiaries or any other entity which together with Village would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Code Sections 414(b), (c) or (m) or under which Village or any such Subsidiary has any liability (collectively, the "Plans").

          (b) No Plan is subject to any of the following: (i) Section 302 of ERISA; (ii) Title IV of ERISA and (iii) Section 412 of the Code. No Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA.

          (c) Village has heretofore delivered to Webster true, correct and complete copies of (i) each of the Plans that is currently in effect or under which Village or any Village Subsidiary has any liability (an "Existing Plan") and all related documents, (ii) the most recent determination letter from the IRS (if applicable) for each Existing Plan, (ii) the current summary plan description and any summaries of material modifications for each Existing Plan,
(iii) all agreements currently in force with fiduciaries and service providers relating to each Existing Plan, (iv) annual reports (Form 5500 series) with respect to all Plans filed for the preceding six plan years, and (v) all substantive correspondence relating to any Plan addressed to or received from the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency within the last six years or, if earlier, with respect to any matter that is ongoing.

          (d) (i) Each of the Plans has been operated and administered in all material respects in compliance with applicable Laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Village or any Village Subsidiary beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law, (B) death benefits or retirement benefits under a Plan that is a "qualified" plan within the meaning of Section 401(a) of the Code, (y) deferred compensation benefits under a Plan that are accrued as liabilities on the financial statements referred to in Section 3.6(a) hereof and, for purposes of Section 7.2(a) hereof, on the financial statements referred to in Section 6.8 hereof, or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary);
(iv) all contributions or other amounts payable by Village or any Village Subsidiary with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with the terms of such Plan and applicable Law and in the ordinary course of Village's business; (v) neither Village nor any Village Subsidiary has engaged in a transaction in connection with which Village or any Village Subsidiary could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code; (vi) there are no pending or, to the Knowledge of Village, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto; (vii) all Plans could be terminated as of the Effective Time without any liability materially in excess of the amounts accrued with respect to such Plans on the June 30, 1998 financial statements referenced in Section 3.6(a) hereof and, for purposes of Section 7.2(a) hereof, on the financial statements referred to in Section 6.8 hereof; and (viii) no
Plan,   program,   agreement  or  other  arrangement,   either  individually  or
collectively, provides for any material payment by Village or any Village Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code
Section 280G. For purposes of clause (i) of this Section 3.11(d), in the event that there is a disqualifying defect that is correctable under an existing IRS program for an expenditure not in excess of $50,000, the failure of such Plan to be qualified shall not be considered to have a Material Adverse Effect on Village pursuant to Section 7.2(a) of this Agreement.

     3.12 CERTAIN CONTRACTS.

          (a) Except as set forth at Section 3.12(a) of the Village Disclosure Schedule, neither Village nor any of its Subsidiaries is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Webster, Village, the Surviving Corporation, Webster Bank, Village Bank or the Surviving Bank or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Village or Village Bank, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement. Village has previously delivered to Webster true, correct and complete copies of all employment, consulting and deferred compensation agreements to which Village or any of its Subsidiaries is a party. Section 3.12(a) of the Village Disclosure Schedule sets forth a list of all material contracts (as defined in Item 601(b)(10) of Regulation S-K) of Village. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth at Section 3.12(a) of the Village Disclosure Schedule, is referred to herein as a "Village Contract," and neither Village nor any of its Subsidiaries has received notice of, nor to the Knowledge of Village and Village Bank, has there been, any violation of any Village Contract.

          (b) (i) Each Village Contract is valid, binding with respect to Village (or any of its Subsidiaries, as applicable) and in full force and effect, (ii) Village and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Village Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Village or any of its Subsidiaries under any such Village Contract.

     3.13 AGREEMENTS WITH REGULATORY AGENCIES.

     None of Village, any Village Subsidiary nor any of their affiliates is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of (each a "Regulatory Agreement") any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Village, any Village Subsidiary or any of their affiliates been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.14 STATE TAKEOVER LAWS; ARTICLES OF INCORPORATION.

     The Board of Directors of Village has approved this Agreement, the Bank Merger Agreement and the Option Agreement, and has approved Village entering into this Agreement and the Option Agreement, and the transactions contemplated hereby and thereby, such that under the Connecticut Corporation Law and Village's Articles of Incorporation, the only vote of Village's stockholders necessary to consummate the transactions contemplated hereby (including the Merger and issuance under the Option Agreement) is the approval of this Agreement, the Merger and the other transactions contemplated hereby by the affirmative vote of at least two-thirds of the issued and outstanding shares of Village Common Stock.

     3.15 ENVIRONMENTAL MATTERS.

          (a) Each of Village and the Village Subsidiaries is in compliance in all respects with all applicable federal and state laws and regulations relating to pollution or protection of the environment (including without limitation, laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Material (as hereinafter defined), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, except for such matters as would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement;

          (b) There is no suit, claim, action, proceeding, investigation or notice pending, or to the Knowledge of Village or Village Bank, threatened, in which Village or any Village Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices, is threatened to be, named as a defendant or, to the Knowledge of Village or Village Bank, threatened with respect to past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice (x) for alleged noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Village or any Village Subsidiary, except for such matters as would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement;

          (c) To the Knowledge of Village and Village Bank, during the period of Village's or any Village Subsidiary's ownership or operation of any of its properties, there has not been any release of Hazardous Material in, on, under or affecting any such property.

          (d) To the Knowledge of Village and Village Bank, neither Village nor any Village Subsidiary has made or participated in any loan to any person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to (i) any alleged noncompliance as to any property securing such loan with any environmental law, rule or regulation, or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such person on any property securing such loan.

          (e) For purposes of this Section 3.15, the term "Hazardous Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

          (f) Except as set forth at Section 3.15(f) of the Village Disclosure Schedule, no real property owned or leased by Village or Village Bank as other real estate owned ("OREO") or otherwise, or owned or controlled by Village or Village Bank as a trustee or fiduciary meets the statutory criteria of an "Establishment" as that term is defined pursuant to Section 22a-134(3) of the General Statutes of Connecticut.

     3.16 RESERVES FOR LOSSES.

     All reserves or other allowances for possible losses reflected in Village's most recent financial statements referred to in Section 3.6(a) hereof as of December 31, 1997 and June 30, 1998 comply in all material respects with all Laws. Neither Village nor Village Bank has been notified by the Federal Reserve Board, the FDIC, the Connecticut Commissioner or Village's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Village or Village Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that the Federal Reserve Board, the FDIC, the Connecticut Commissioner or Village's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Village or Village Bank. Village has previously furnished Webster with a complete list of all extensions of credit and OREO that have been classified by any bank examiner (regulatory or internal) as other loans specially mentioned, special mention, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Village agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Section 8.1 hereof. All OREO held by Village or Village Bank is being carried net of reserves at the lower of cost or net realizable value.

     3.17 PROPERTIES AND ASSETS.

     Section 3.17 of the Village Disclosure Schedule lists (i) all real property owned by Village and each Village Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which Village or any Village Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which Village or any Village Subsidiary is a party; and (iv) all individual items of Village's or any Village
Subsidiary's tangible personal property and equipment with a book value of $25,000 or more or having any annual lease payment of $10,000 or more. Except for (a) items reflected in Village's consolidated financial statements as of December 31, 1997 referred to in Section 3.6(a) hereof, (b) exceptions to title that do not interfere materially with Village's or any Village Subsidiary's use and enjoyment of owned or leased real property (other than OREO), (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against

(and reflected on the financial statements referred to in Section 3.6(a) above),
(d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1997, (e) exceptions set forth in a related title policy or lease, and (f) items listed at Section 3.17 of the Village Disclosure Schedule, Village and each Village Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, reflected in the consolidated financial statements of Village as of December 31, 1997, free and clear of all liens, claims, charges and other encumbrances. Village and each Village Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and there has not occurred under any such lease any breach, violation or default by Village or Village Bank, and neither Village nor any Village Subsidiary has experienced any uninsured damage or destruction with respect to such properties since December 31, 1997. All properties and assets material to Village and each Village Subsidiary are in such operating condition and repair that they are suitable for the purposes for which they are currently utilized and comply with all Laws relating thereto now in effect. Neither Village nor any Village Subsidiary is in default with respect to any such lease, except for such defaults as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement, and there has occurred no default by Village or Village Bank or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease.

     3.18 INSURANCE.

     Section 3.18 of the Village Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Village and any Village Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount) are in full force and effect and have been in full force and effect as of the times they were supposed to cover. As of the date hereof, neither Village nor any Village Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all claims thereunder have been filed in a timely fashion. The existing insurance carried by Village and the Village Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, sufficient for compliance by Village and the Village Subsidiaries with all requirements of Laws and agreements to which Village or any of the Village Subsidiaries is subject or is party, except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement. True, correct and complete copies of all such policies and bonds reflected at Section 3.18 of the Village Disclosure Schedule, as in effect on the date hereof, have been delivered or made available to Webster.

     3.19 COMPLIANCE WITH APPLICABLE LAWS.

          (a) Except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement, each of Village and any Village Subsidiary has complied with all Laws applicable to it or to the operation of its business. Neither Village nor any Village Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

          (b) Without in any way limiting the foregoing, Village Bank has complied in all material respects with all Laws applicable to the provision of products and services to customers through electronic delivery channels, including, without limitation, Laws that govern advertising, proper use of customer information and insurance logos, the timing and manner of providing disclosures and notices to customers, receipt of proper signatures and authorizations, recordkeeping, and, to the extent applicable, the Interagency Statement on Retail Sales of Nondeposit Investment Products. Any services provided by third parties in connection with Village Bank's electronic banking activities are provided under written agreements that provide for the confidentiality of customer information, ownership of records, and safety of customer assets. To the Knowledge of Village and Village Bank, there has been no unauthorized access through electronic means to customer information or records held at Village Bank or fraudulent use of customer information or accounts through electronic access to the information or accounts held at Village Bank. True, correct and complete copies of all contracts, agreements and licenses of Village and Village Bank related to the provision of products and services through electronic delivery channels have been delivered to Webster.

     3.20 LOANS.

     As of the date hereof:

          (a) Except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement, all loans owned by Village or any Village Subsidiary, or in which Village or any Village Subsidiary has an interest, comply in all respects with all Laws, including, but not limited to, applicable usury statutes, underwriting and recordkeeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

          (b) All loans owned by Village or any Village Subsidiary, or in which Village or any Village Subsidiary has an interest, have been made by Village in accordance with board of director-approved loan policies. Each of Village and each Village Subsidiary holds mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence liens having the priority indicated by their terms and the related loan file of Village Bank, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Village and each Village Subsidiary are with full recourse to the borrowers unless otherwise indicated in the related loan documents. Except as set forth at Section 3.20(b) of the Village Disclosure Schedule, which shall be provided to Webster within 10 days of the date of this Agreement, all loans purchased or originated by Village or any Village Subsidiary and subsequently sold by Village or any Village Subsidiary have been sold without recourse to Village or any Village Subsidiary and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of October 30, 1998 prepared by Village and each Village Subsidiary, which reports include all loans delinquent or otherwise in default, have been furnished to Webster. True, correct and complete copies of the currently effective lending policies and practices of Village and each Village Subsidiary also have been furnished to Webster.

          (c) Except as set forth at Section 3.20(c) of the Village Disclosure Schedule, each outstanding loan participation sold by Village or any Village Subsidiary was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant (including Village or any Village Subsidiary) proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Village or any Village Subsidiary for payment or repurchase of the amount of such loan represented by the participation or liability under any yield maintenance or similar obligation. Village and any Village Subsidiary have properly fulfilled in all respects its contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied with its duties as required under applicable regulatory requirements.

          (d) Village and each Village Subsidiary have properly perfected or caused to be properly perfected all security interests, liens, or other interests in any collateral securing any loans made by it, except for such matters as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement.

          (e) Section 3.20(e) of the Village Disclosure Schedule sets forth a list of all loans or other extensions of credit to all directors, officers and employees, or any other person covered by Regulation O of the Federal Reserve Board.

     3.21 AFFILIATES.

     Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act of 1933, as amended (the
"Securities Act")) of Village is listed at Section 3.21 of the Village Disclosure Schedule. Each such person has delivered to Webster, concurrently with the execution of this Agreement, a stockholder agreement in the form attached hereto as Exhibit D (the "Village Stockholder Agreement").

     3.22 OWNERSHIP OF WEBSTER COMMON STOCK.

     Except as set forth at Section 3.22 of the Village Disclosure Schedule, neither Village nor any of its directors, officers, affiliates or associates (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of outstanding capital stock of Webster (other than those agreements, arrangements or understandings specifically contemplated hereby).

     3.23 VILLAGE RIGHTS AGREEMENT.

     Village has taken or will take all action (including, if required, redeeming all of the outstanding Village rights issued pursuant to the Village Rights Agreement or amending or terminating the Village Rights Agreement) so that the entering into of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Village Rights Agreement or enable or require the Village rights to be exercised, distributed or triggered.

     3.24 FAIRNESS OPINION.

     Village has received an opinion from Morgan Lewis to the effect that, in its opinion, the consideration to be paid to stockholders of Village hereunder is fair to such stockholders from a financial point of view (the "Fairness Opinion"), and Morgan Lewis has consented to the inclusion of the Fairness Opinion in the Registration Statement.

     3.25 YEAR 2000 COMPLIANCE.

     Village and the Village Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order to be substantially Year 2000 compliant on or before the end of 1999 and Village does not expect the future cost of addressing such issues to be material. Neither Village nor any Village Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance. Village and the Village Subsidiaries are in compliance with all guidelines provided by the FDIC and the Federal Financial Institution's Examination Council regarding Year 2000 issues, except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Village or the Village Subsidiaries or materially impair their ability to consummate the transactions contemplated by this Agreement.

     3.26 INTELLECTUAL PROPERTY.

     None of Village or any Village Subsidiaries has any material undisclosed liability with respect to (i) patents, trademarks, trade names, service marks, copyrights and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of Village or such Village Subsidiary or (ii) licenses, sublicenses and other agreements as to which Village or such Village Subsidiary is a party and pursuant to which Village or such Village Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software which are incorporated in, are or form a part of any Village or Village Subsidiary product.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF WEBSTER

     Webster hereby makes the following representations and warranties to Village as set forth in this Article IV, each of which is being relied upon by Village as a material inducement to enter into and perform this Agreement.

     4.1  CORPORATE ORGANIZATION.

          (a) Webster is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Webster has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary. Webster is duly registered as a savings and loan holding company with the OTS under the HOLA. The Certificate of Incorporation and Bylaws of Webster, copies of which have previously been made available to Village, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

          (b) Webster Bank is a federal savings bank chartered by the OTS under the laws of the United States with its main office in the State of Connecticut. Webster Bank has the corporate power and corporate authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties or assets owned or leased by it makes such licensing or qualification necessary. The Charter and By-Laws of Webster Bank, copies of which have previously been made available to Village, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

     4.2  CAPITALIZATION.

          (a) The authorized capital stock of Webster consists of 50,000,000 shares of Webster Common Stock, of which 37,943,394 shares were outstanding (net of 410,030 treasury shares) at September 30, 1998 and 3,000,000 shares of serial preferred stock, par value $.01 per share ("Webster Preferred Stock"), none of which were outstanding at September 30, 1998. At such date, there were options outstanding to purchase 2,357,590 shares of Webster Common Stock. All of the issued and outstanding shares of Webster Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above, Webster does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Webster Common Stock or Webster Preferred Stock or any other equity security of Webster or any securities representing the right to purchase or otherwise receive any shares of Webster Common Stock or Webster Preferred Stock, other than pursuant to the Webster Rights Agreement. The shares of Webster Common Stock to be issued pursuant to the Merger are authorized and, at the Effective Time, all such shares will be validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          (b) The authorized capital stock of Webster Bank consists of 2,000 shares of common stock, par value $.01 per share, 1,000 of which are issued and outstanding, and 1,000 shares of serial preferred stock, par value $.01 per share, none of which are issued and outstanding. The outstanding shares of common stock of Webster Bank are owned by Webster free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof.

     4.3  AUTHORITY; NO VIOLATION.

          (a) Webster has full corporate power and corporate authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Webster. No other corporate proceedings on the part of Webster are necessary to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the Option Agreement will be, duly and validly executed and delivered by Webster and (assuming due authorization, execution and delivery by Village) will constitute valid and binding obligations of Webster, enforceable against Webster in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) Webster Bank has full corporate power and corporate authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of Webster Bank and by Webster as the sole shareholder of Webster Bank. All corporate proceedings on the part of Webster Bank necessary to consummate the transactions contemplated thereby will have been taken prior to the Effective Time. The Bank Merger Agreement will be duly and validly executed and delivered by Webster Bank and (assuming due authorization, execution and delivery by Village Bank) will constitute a valid and binding obligation of Webster Bank, enforceable against Webster Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Neither the execution and delivery of this Agreement or the Option Agreement by Webster or the Bank Merger Agreement by Webster Bank, nor the consummation by Webster or Webster Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Webster or Webster Bank with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Webster or the Charter or By-Laws of Webster Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section 4.4(a) hereof are duly obtained, (x) violate any Laws applicable to Webster, Webster Bank or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon, any of the respective properties or assets of Webster or

Webster Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Webster or Webster Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (ii), for such matters as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Webster or Webster Bank or materially impair their ability to consummate the transactions contemplated by the Agreement.

     4.4  CONSENTS, APPROVALS AND REPORTS.

          (a) Except for (i) the filing of applications and notices, as applicable, as to the Merger and the Bank Merger with the Federal Reserve Board under the BHCA and the OTS under HOLA and the Bank Merger Act and approval of such applications and notices, (ii) the filing of any required applications or notices with the FDIC and the OTS as to the subsidiary activities of Village Bank which become service corporations or operating subsidiaries of Webster Bank and approval of such applications and notices, (iii) the filing and approval of the State Banking Approvals, (iv) the filing with the Connecticut Commissioner of an acquisition statement pursuant to Section 36a-184 of the Connecticut Banking Law prior to the acquisition of more than 10% of the Village Common Stock pursuant to the Option Agreement, if not exempt, (v) the filing with the SEC of the Registration Statement, (vi) the approval of this Agreement by the requisite vote of the shareholders of Village, (vii) the filing of the Certificate of Merger with the Secretary of State of Connecticut pursuant to the Connecticut Corporation Law, (viii) the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the Delaware Corporation Law,
(ix) the filings with the Secretary of State of Connecticut and the OTS required in connection with the Bank Merger Agreement, (x) such filings, authorizations and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states or with The Nasdaq Stock Market, Inc. (or such other exchange as may be applicable) in connection with the issuance of the shares of Webster Common Stock pursuant to this Agreement, and (xi) any necessary filings, authorizations, approvals or consents of third parties, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Webster of this Agreement and the Option Agreement,
(2) the execution and delivery by Webster Bank of the Bank Merger Agreement, (3) the consummation by Webster of the Merger and the other transactions contemplated hereby, and (4) the consummation by Webster Bank of the Bank Merger and the transactions contemplated by the Bank Merger Agreement, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on Village, Village Bank, Webster or Webster Bank, or materially impair the ability of Webster to consummate the transactions contemplated hereby or thereby.

          (b) Webster hereby represents to Village that it has no Knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.4(a) hereof cannot be obtained or granted on a timely basis.

          (c) Webster and Webster Bank have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1994, with (i) the OTS, (ii) each State Regulator, (iii) the SEC and (iv) except for such matters as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Webster or Webster Bank or materially impair their ability to consummate the transactions contemplated by this Agreement, any SRO (with reference to Webster and Webster Bank, "SRO" shall refer to Nasdaq and any other self-regulatory organization). Except for normal examinations conducted by a Regulatory Agency in the regular course of business of Webster and its Subsidiaries, no Governmental Entity is conducting, or has conducted, any proceeding or investigation into the business or operations of Webster since December 31, 1994.

     4.5  FINANCIAL STATEMENTS; EXCHANGE ACT FILINGS; BOOKS AND RECORDS.

     Webster has previously delivered to Village true, correct and complete copies of (a) the consolidated statements of condition of Webster and its Subsidiaries as of December 31 for the fiscal years 1996 and 1997 and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for the fiscal years ended 1995 through 1997, inclusive, as reported in Webster's Current Report on Form 8-K filed with the SEC on July 23, 1998 under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Webster, and (b) the unaudited consolidated statement of condition of Webster and its Subsidiaries as of September 30, 1998 and the related comparative unaudited statements of operations and cash flows for the nine month periods ended September 30, 1997 and 1998. The financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.8 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial condition of Webster and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.8 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.8 hereof will be, prepared in accordance with GAAP during the periods involved, except as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and all subsequently filed reports under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act comply in all material respects with the appropriate requirements for such reports under the Exchange Act, and Webster has previously delivered or made available to Village true, correct and complete copies of such reports. The books and records of Webster and Webster Bank have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

     4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Except as disclosed in Webster's filings with the SEC on any of Forms 10-K, 10-Q and 8-K during 1998, true, correct and complete copies of which have previously been delivered to Village, since December 31, 1997, no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Webster.

     4.7  LEGAL PROCEEDINGS.

          (a) Neither Webster nor Webster Bank is a party to any, and there are no pending or, to the Knowledge of Webster or Webster Bank, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Webster or Webster Bank which challenge the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement.

          (b) There is no injunction, order, judgment or decree imposed upon Webster, Webster Bank or the assets of Webster or Webster Bank.

     4.8  TAXES AND TAX RETURNS.

     Each of Webster and its Subsidiaries has duly filed all federal and state tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and/or has duly paid or made provision for the payment of all material taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal and state taxing authorities on or prior to the date hereof other than taxes or other charges (a) which (x) are not yet delinquent or (y) are being contested in good faith and (b) which have not been finally determined. In addition, federal and state returns which are accurate and complete in all material respects have been filed by Webster and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, social security and unemployment taxes and the amounts shown on such federal and state returns to be due and payable have been paid in full or adequate provision therefor has been included by Webster in its consolidated financial statements as of December 31, 1997 and September 30, 1998.

     4.9  EMPLOYEE BENEFIT PLANS.

     Webster has heretofore made available for inspection, or delivered (if requested) to Village true, correct and complete copies of each employee benefit plan arrangement or agreement that is maintained as of the date of this Agreement (the "Webster Plans") by Webster or any of its Subsidiaries. No "accumulated funding deficiency" as defined in Section 302(a)(2) of ERISA or
Section 412 of the Code, whether or not waived, and no "unfunded current liability" as determined under Section 412(l) of the Code exists with respect to any Webster Plan. The Webster Plans are in compliance in all material respects with the applicable requirements of ERISA and the Code. Each Webster Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, except that in the event that there is a disqualifying defect that is correctable under an existing IRS program for an expenditure not in excess of $50,000, the failure of such Webster Plan to be qualified shall not be considered to have a Material Adverse Effect on Webster pursuant to Section 7.3(a) of this Agreement.

     4.10 COMPLIANCE WITH APPLICABLE LAWS.

          (a) Except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Webster or Webster Bank or materially impair their ability to consummate the transactions contemplated by this Agreement, each of Webster and Webster Bank has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither Webster nor Webster Bank has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is no remaining liability.

     4.11 AGREEMENTS WITH REGULATORY AGENCIES.

     Neither   Webster   nor  any  of  its   affiliates   is   subject   to  any
cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Webster, nor Webster Bank been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.12 YEAR 2000 COMPLIANCE.

     Webster and Webster Bank have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order to be substantially Year 2000 compliant on or before the end of 1999 and Webster does not expect the future cost of addressing such issues to be material except as described in Webster's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. Neither Webster nor Webster Bank has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance. Webster and Webster Bank are in compliance with all guidelines provided by the OTS and the Federal Financial Institution's Examination Council regarding Year 2000 issues, except for such noncompliance as would not, individually or in the aggregate, be reasonably expected to have a

Material Adverse Effect on Webster or Webster Bank or materially impair their ability to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  COVENANTS OF VILLAGE.

     During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of Webster, Village and each Village Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practices and consistent with prudent banking practices. Village will use its reasonable efforts to (x) preserve its business organization and that of each Village Subsidiary intact, (y) keep available to itself and Webster the present services of the employees of Village and each Village Subsidiary and (z) preserve for itself and Webster the goodwill of the customers of Village and each Village Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the Village Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by Webster in writing, Village shall not, and shall not permit any Village Subsidiary to:

          (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock (except for the payment of regular quarterly cash dividends by Village of $.09 per share on the Village Common Stock with declaration, record and payment dates corresponding to the quarterly dividends paid by Village during its fiscal year ended December 31, 1997 and except that any Village Subsidiary may declare and pay dividends and distributions to Village); provided, however, that under no circumstances shall Village declare, set aside or pay any dividends if it would result in the holders of Village Common Stock receiving more than four dividend payments in either of 1998 or 1999, when considered with anticipated Webster dividends based on past practice, nor shall Village be prohibited from declaring, setting aside or paying dividends consistent herewith if the Closing Date is such that holders of Village Common Stock would receive fewer than four dividends in fiscal 1998 or 1999, when considered with anticipated Webster dividends based on past practice, and it being further understood that the parties hereto intend for Village to pay its regular quarterly cash dividends to stockholders as to any completed fiscal quarter prior to the Effective Time;

          (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to the Village Stock Plan in accordance with their present terms, all to the extent outstanding and in existence on the date of this Agreement, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(c) hereof), any shares of the capital stock of Village or any Village Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of Village or any Village Subsidiary;

          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Village Common Stock pursuant to stock options or similar rights to acquire Village Common Stock granted pursuant to the Village Stock Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

          (d) amend its Articles of Incorporation, By-Laws or other similar governing documents;

          (e) authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate or encourage any inquiries relating to, or the making of any proposal from, hold substantive discussions or negotiations with or provide any information to, any person, entity or group (other than Webster) concerning any Acquisition Transaction (as defined below). Notwithstanding the foregoing, Village may provide information in connection with a possible Acquisition Transaction if the Board of Directors of Village, based upon advice of counsel, reasonably determines in the exercise of its fiduciary duty that such information must be furnished. Village shall promptly communicate to Webster the material terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and whether it is providing information in connection with, or which may lead to, an Acquisition Transaction with a third party. Village will promptly cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Webster with respect to any of the foregoing. As used in this Agreement, "Acquisition Transaction" shall mean any offer, proposal or expression of interest relating to (i) any tender or exchange offer, (ii) merger, consolidation or other business combination involving Village or any Village Subsidiary, or (iii) the acquisition in any manner of a substantial equity interest in, or a substantial portion of the assets and/or liabilities, out of the ordinary course of business, of, Village or Village Bank other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Option Agreement;

          (f) make capital expenditures aggregating in excess of $25,000, except for ongoing maintenance, repairs and replacements;

          (g) enter into any new line of business;

          (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings, or in the ordinary course of business consistent with prudent banking practices;

          (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Merger set forth in
Article VII not being satisfied, or in a violation of any provision of this Agreement, the Bank Merger Agreement or the Option Agreement, except, in every case, as may be required by applicable law;

          (j) change its methods of accounting in effect at December 31, 1997 except as required by changes in GAAP or regulatory accounting principles as concurred to by Webster's independent auditors;

          (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any other agreement, arrangement, plan or policy relating to one or more of its current or former directors, officers, employees or independent contractors,
(ii) increase in any manner the compensation of any employee or director, except that in connection with scheduled annual evaluations of employees, Village Bank shall be permitted to award compensation increases not in excess of 4.5% in any individual case in the ordinary course of business and consistent with past practice, (iii) pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or performance units or shares), (iv) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, (v) hire any new employee at an annual base compensation in excess of $35,000, (vi) pay expenses of any employees or directors for attending conventions or similar meetings which conventions or meetings are held after the date hereof, (vii) promote to a rank of vice president or more senior any employee, (viii) pay any retention or other bonuses or any severance, to any employee, except that Village shall be permitted to pay year-end bonuses during December 1998 to directors, officers and employees in an aggregate amount not to exceed $120,000 on a basis reasonably consistent with its past practice in 1997 in accordance with the allocation set forth at Section 5.1(k) of the Village Disclosure Schedule, or (ix) make any nondeductible contribution to any Plan;

          (l) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (m) sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file an application pertaining to such action with any Governmental Entity;

          (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosure, settlements in lieu of foreclosure, or troubled loan or debt restructuring, in the ordinary course of business consistent with past banking practices;

          (o) make any new loans to, modify the terms of any existing loan to, or engage in any other transactions (other than routine banking transactions) with, any Affiliated Person of Village or any Village Subsidiary without the written consent of Webster as provided below, which shall not be unreasonably withheld or delayed;

          (p) make any investment, or incur deposit liabilities, other than in the ordinary course of business consistent with past practices, including deposit pricing, and which would not change the risk profile of Village Bank based on its existing deposit and lending policies or make any equity investments;

          (q) purchase any loans or sell, purchase or lease any real property, except for the sale of real estate that is the subject of a casualty loss or condemnation or the sale of OREO on a basis consistent with past practices;

          (r) originate (i) any loans except in accordance with existing Village Bank lending policies, (ii) commercial business loans in excess of $500,000,
(iii) unsecured consumer loans in excess of $25,000, (iv) commercial real estate first mortgage loans in excess of $300,000 as to any loan or $500,000 in the aggregate as to related loans, or loans to related persons, or (v) land acquisition loans to borrowers who intend to construct a residence on such land in excess of the lesser of 75% of the appraised value of such land or $300,000, except in each case for loans for which written applications have been received by Village Bank as of the date hereof and as set forth at Section 5.1(r) of the Village Disclosure Schedule;

          (s) make any investments in any equity or derivative securities or engage in any forward commitment, futures transaction, financial options transaction, hedging or arbitrage transaction or covered asset trading activities or make any investments in any investment security with a maturity of greater than one year;

          (t) sell or purchase any mortgage loan servicing rights, except in accordance with past practice; or

          (u) agree or commit to do any of the actions set forth in (a) - (t) above.



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



The consent of Webster to any action by Village or any Village Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by the Chairman, Chief Executive Officer and President or any Executive Vice President of Webster. With respect to the foregoing, to the extent that Village or Village Bank is required to take any action pursuant to a requirement of a federal or state bank regulatory authority, they shall be permitted to do so upon receipt of Webster's written consent, which shall not be unreasonably withheld or delayed.

     5.2  COVENANTS OF WEBSTER.

          During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with Village's prior written consent, Webster shall not, and shall not permit Webster Bank to:

          (a) take any action that will result in (i) any of Webster's representations and warranties set forth in this Agreement being or becoming untrue, unless the failure of such representations or warranties to be true would not, individually or in the aggregate, have a Material Adverse Effect on Webster, or (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, the Bank Merger Agreement or the Option Agreement, except, in every case, as may be required by applicable law; or

          (b) take any other action that would materially adversely affect the ability of Webster and Webster Bank to consummate the transactions contemplated by this Agreement.

     5.3  MERGER COVENANTS.

          (a) Notwithstanding that Village believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Village recognizes that Webster may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). In that regard, and in general, from and after the date of this Agreement to the Effective Time, Village and Webster shall consult and cooperate with each other in order to formulate the plan of integration for the Merger, including, among other things, with respect to conforming, based upon such consultation, Village's loan, accrual and reserve policies to those policies of Webster to the extent appropriate, provided, that any change in Village's policies in connection with such matters need not be effected until the parties receive all necessary governmental and stockholder approvals and consents to consummate the transactions contemplated hereby.

          (b) If it becomes necessary under Nasdaq rules or applicable laws to obtain Webster shareholder approval of this Agreement, the Merger or the other transactions contemplated hereby, Webster shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, Webster shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

     5.4  COMPLIANCE WITH ANTITRUST LAWS.

     Each of Webster and Village shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of Webster and Village shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. Webster and Village shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall not include, among other things and to the extent Webster so desires, the willingness of Webster to accept an order agreeing to the divestiture, or the holding separate, of any assets of Webster or Village.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1  REGULATORY MATTERS.

          (a) Upon the execution and delivery of this Agreement, Webster and Village (as to information to be included therein pertaining to Village) shall promptly cause to be prepared and filed with the SEC the Registration Statement. Webster and Village shall use their reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the filing. The parties shall cooperate in responding to and considering any questions or comments from the SEC staff regarding the information contained in the Registration Statement. If at any time after the Registration Statement is filed with the SEC, and prior to the Closing Date, any event relating to Village is discovered which should be set forth in an amendment of, or a supplement to, the Registration Statement, including the Prospectus/Proxy Statement (including, without limitation, any change in the Fairness Opinion), Village shall promptly inform Webster and shall furnish Webster with all necessary information relating to such event whereupon Webster shall promptly cause an appropriate amendment to the Registration Statement to be filed with the SEC. Upon the effectiveness of such amendment, Village (if prior to the meeting of shareholders pursuant to Section 6.3 hereof) will take all necessary action as promptly as practicable to permit an appropriate amendment or supplement to be transmitted to its shareholders entitled to vote at such meeting. Webster shall also use reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement and Village shall furnish all information concerning Village and the holders of Village Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). Village and Webster shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Village or Webster, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein.

          (c) Village shall, upon request, furnish Webster with all information concerning Village and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Webster to any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

          (d) Webster and Village shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined in Section 7.1(c) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2  ACCESS TO INFORMATION.

          (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Village shall accord to the officers, employees, accountants, counsel and other representatives of Webster and Webster Bank, access, during normal business hours during the period prior to the Effective Time, to all its and Village Bank's properties, books, contracts, commitments and records and, during such period, Village shall make available to Webster (i) a copy of each report, schedule, registration statement and other document filed or received by it (including Village Bank) during such period pursuant to the requirements of federal securities laws or federal or state banking laws and
(ii) all other information concerning its (including Village Bank) business, properties and personnel as Webster may reasonably request. Webster shall receive notice of all meetings of Village and Village Bank's Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all Village and Village Bank, as the case may be, representatives to such meetings are required to be provided notice). Up to two representatives of Webster shall be permitted to attend all meetings of the Board of Directors (except for the portion of such meetings which relate to the Merger or an Acquisition Transaction or such other matters deemed confidential ("Confidential Matters") of Village or Village Bank, as the case may be) and such meetings of committees of the Board of Directors and management of Village and Village Bank which Webster desires. Webster will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement which Webster entered into with Village dated July 16, 1998 (the "Confidentiality Agreement").

          (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, Webster shall, and shall cause Webster Bank to, afford to the officers, employees, accountants, counsel and other representatives of Village, access, during normal business hours during the period prior to the Effective Time, to such information regarding Webster as shall be reasonably necessary for Village to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for Village to confirm that the representations and warranties of Webster contained herein are true and correct and that the covenants of Webster contained herein have been performed in all material respects. Village will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

          (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

          (d) Village shall provide Webster with true, correct and complete copies of all financial and other information provided to directors of Village and Village Bank in connection with meetings of their Boards of Directors or committees thereof, which information shall be provided to Webster concurrently with its provision to the directors of Village or Village Bank, as applicable.

          (e) Village acknowledges that Webster is in or may be in the process of acquiring other businesses, banks and financial institutions and that in connection with such acquisitions, information concerning Village may be required to be included in the registration statements, if any, for the sale of securities of Webster or in SEC reports in connection with such acquisitions. Village agrees to provide Webster with any information, certificates, documents or other materials about

Village as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Webster prior to the Effective Time. Village shall use its reasonable best efforts to cause its attorneys and accountants to provide Webster and any underwriters for Webster with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Webster shall reimburse Village for reasonable expenses thus incurred by Village should the transactions contemplated by this Agreement be terminated for any reason.

     6.3  SHAREHOLDER MEETING.

     Village shall take all steps necessary to duly call, give notice of, convene and hold the Special Meeting of its shareholders within 45 days after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. Management and the Board of Directors of Village shall recommend to Village's shareholders approval of this Agreement, the Merger, and the other transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of Village reasonably determines, based upon the advice of Village's legal counsel, that such recommendation or opposition, as the case may be, would constitute a breach of the exercise of its fiduciary duty. Village and Webster shall coordinate and cooperate with respect to the foregoing matters.

     6.4  LEGAL CONDITIONS TO MERGER.

     Each of Webster and Village shall use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Village or Webster in connection with the Merger and the other transactions contemplated by this Agreement.

     6.5  STOCK EXCHANGE LISTING.

     Webster shall cause the shares of Webster Common Stock to be issued in the Merger and pursuant to options referred to herein to be approved for quotation on Nasdaq (or such other exchange on which the Webster Common Stock has become listed, or approved for listing) prior to or at the Effective Time.

     6.6  EMPLOYEES; EMPLOYMENT AND OTHER AGREEMENTS.

          (a) To the extent permissible under the applicable provisions of the Code and ERISA, for purposes of crediting periods of service for eligibility to participate and vesting, but not for benefit accrual purposes, under the Webster Bank 401(k) Plan and the Webster Bank Employee Stock Ownership Plan (but not under the Webster Bank Defined Benefit Pension Plan), and for purposes of determining the number of weeks of paid vacation time to which a non-officer employee is entitled, in the case of individuals who are employees of Village Bank at the Effective Time and who become employees of Webster Bank, periods of service with Village Bank before the Effective Time shall be treated as if such service had been with Webster Bank. Individuals who are employees of Village Bank at the Effective Time and who become employees of Webster Bank shall be eligible to participate in the Webster Bank Defined Benefit Pension Plan and in any other employee benefit plan (within the meaning of ERISA Section 3(3)) maintained by Webster Bank on the same terms and conditions as apply generally to other employees of Webster Bank.

          (b) Webster Bank will pay severance in accordance with Village Bank's written severance policies, true, correct and complete copies of which are set forth at Section 6.6(b) of the Village Disclosure Schedule.

          (c) Webster will cause Webster Bank to offer a position of at-will employment to each of Village Bank's non-officer or non-managerial branch office personnel in good standing as of the Effective Time at their existing branch location or within 20 miles of the employee's place of employment as of the Effective Time. In addition, Webster will use its reasonable best efforts in connection with reviewing applicants for employment positions to give Village Bank employees who are not offered positions at the Effective Time the same consideration as is afforded Webster or Webster Bank employees for such position in accordance with existing formal or informal policies. Webster will provide outplacement assistance to Village Bank employees who are not offered positions at the Effective Time.

          (d) Following the Merger, Webster agrees that it shall honor the existing written deferred compensation, employment, change of control and severance contracts with directors and employees of Village and Village Bank that are specifically listed at Section 3.12(a) of the Village Disclosure Schedule; provided, however, that in making the foregoing agreement, except as otherwise required by law, Webster will honor such contracts only to the extent that, as represented at Section 3.11 hereof, none of such deferred compensation, employment, change of control and severance contracts, nor any other Plan, program, agreement or other arrangement, either individually or collectively, provides for any payment by Village or any Village Subsidiary that would not be deductible under Code Sections 162(a)(1), 162(m) or 404 or that would constitute a "parachute payment" within the meaning of Code Section 280G.

          (e) Not later than 60 days after the date of this Agreement, Village Bank will file with the IRS an application for a determination letter with respect to the qualified status under Section 401(a) of the Code of the Village Bank & Trust Company 401(k) Incentive Savings & Salary Reduction Plan, as adopted effective August 1, 1996 and as amended (if applicable) thereafter, and the tax exempt status of the trust related thereto, and Village Bank will use its reasonable best efforts to obtain such determination letter from the IRS, including, without limitation, adoption of such amendments and the taking of such other actions as may be required by the IRS as a condition to the issuance of a favorable determination letter, provided, however, that Village Bank shall not be required to make such filing if, within 10 days after the date of this Agreement, it provides to Webster a copy of a current determination letter from the IRS with respect to the 401(k) Plan upon which Village Bank is entitled to rely or establishes that the 401(k) Plan is a standardized plan and that it is entitled to rely upon an opinion letter issued by the IRS with respect to such plan. Village Bank will provide to Webster a copy of such determination letter request at the time it is filed and thereafter will promptly provide Webster with copies of any other correspondence or written communications provided to or received from the IRS with respect to such request

          (f) Not later than 10 days after the date of this Agreement, Village will provide to Webster an estimated computation of the amount that would be payable pursuant to Village's written 1996 change of control severance policy to each of the directors of Village in the event of termination of their service at the Effective Time.

     6.7  INDEMNIFICATION.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Village (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Village or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and to defend against and respond thereto to the extent permitted by applicable law and the Articles of Incorporation and By-Laws of Village. It is understood and agreed that after the Effective Time, Webster shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and the Certificate of Incorporation and Bylaws of Webster or the Charter and By-Laws of Webster Bank, as the case may be, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to Webster; provided, however, that (1) Webster shall have the right to assume the defense thereof and upon such assumption Webster shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Webster elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the
Indemnified Parties that there are issues which raise conflicts of interest between Webster and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to Webster, and Webster shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Webster shall be obligated pursuant to this paragraph to pay for only one firm of counsel for each Indemnified Party, and (3) Webster shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Webster shall have no obligation to advance expenses incurred in connection with a threatened or pending action, suit or preceding in advance of final disposition of such action, suit or proceeding, unless (i) Webster would be permitted to advance such expenses pursuant to the Delaware Corporation Law and Webster's Certificate of Incorporation or Bylaws, and (ii) Webster receives an undertaking by the Indemnified Party to repay such amount if it is determined that such party is not entitled to be indemnified by Webster pursuant to the Delaware Corporation Law and Webster's Certificate of Incorporation or Bylaws. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Webster thereof; provided, however, that the failure to so notify shall not affect the obligations of Webster under this Section 6.7 except to the extent such failure to notify materially prejudices Webster. Webster's obligations under this Section 6.7 continue in full force and effect for a period of two years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

          (b) Webster shall use commercially reasonable efforts to cause the persons serving as officers and directors of Village immediately prior to the Effective Time to be covered by a directors' and officers' liability insurance policy ("Tail Insurance") of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than Village's current policy with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such for an aggregate premium cost for the Tail Insurance of not more than $141,000 and for a period not less than two years.

     6.8  SUBSEQUENT INTERIM AND ANNUAL FINANCIAL STATEMENTS.

     As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter), Webster will deliver to Village and Village will deliver to Webster their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. Each party shall deliver to the other any Current Reports on Form 8-K and Annual Reports on Form 10-K promptly after filing such reports with the SEC.


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     6.9  ADDITIONAL AGREEMENTS.

     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Bank Merger Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, or the constituent banks to the Bank Merger, as the case may be, the proper officers and directors of each party to this Agreement and Webster's and Village's Subsidiaries shall take all such necessary action as may be reasonably requested by Webster.

     6.10 ADVICE OF CHANGES.

     Webster and Village shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, Village will promptly supplement or amend the Village Disclosure Schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) hereof, as the case may be, or the compliance by Village with the covenants set forth in Section 5.1 hereof.

     6.11 CURRENT INFORMATION.

     During the period from the date of this Agreement to the Effective Time, Village will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Webster and to report the general status of the ongoing operations of Village. Village will promptly notify Webster of any material change in the normal course of business or in the operation of the properties of Village and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Village, and will keep Webster fully informed of such events.

     6.12 EXECUTION AND AUTHORIZATION OF BANK MERGER AGREEMENT.

     Prior to the Effective Time, (a) Webster and Village shall approve the Bank Merger Agreement as the sole shareholder of Webster Bank and Village Bank, respectively, and (b) Webster Bank and Village Bank shall execute and deliver the Bank Merger Agreement.

     6.13 CHANGE IN STRUCTURE.

     Webster may elect to modify the structure of the transactions contemplated by this Agreement as noted herein so long as (i) there are no material adverse federal income tax consequences to the Village shareholders as a result of such modification, (ii) the consideration to be paid to the Village shareholders under this Agreement is not thereby changed or reduced in amount, and (iii) such modification will not be reasonably likely to delay materially or jeopardize receipt of any Requisite Regulatory Approvals. In the event that Webster elects to change the structure of the Merger, the parties agree to modify this Agreement and the various exhibits hereto to reflect such revised structure. In such event, Webster shall prepare appropriate amendments to this Agreement and the exhibits hereto for execution by the parties hereto. Webster and Village agree to cooperate fully with each other to effect such amendments.


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     6.14 TRANSACTION EXPENSES OF VILLAGE.

          (a) For planning purposes, Village shall, within 15 days from the date hereof, provide Webster with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Village in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Village shall promptly notify Webster if or when it determines that it will expect to exceed its budget.

          (b) Promptly after the execution of this Agreement, Village shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Village shall accrue and/or pay all of such amounts as soon as possible.

          (c) Village shall advise Webster monthly of all out-of-pocket expenses which Village has incurred in connection with this transaction.

          (d) Webster, in reasonable consultation with Village, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus. Village, if it reasonably deems necessary, or otherwise upon the request of Webster, also shall engage (at Webster's expense) a proxy solicitation firm reasonably acceptable to Webster under terms and conditions reasonably acceptable to Webster, to assist in the solicitation of proxies for the Special Meeting of shareholders of Village. Village agrees to cooperate as to such matters.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.

     The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (A)  SHAREHOLDER APPROVAL.

          This Agreement, the Merger and the other transactions contemplated thereby shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Village Common Stock entitled to vote thereon.

          (B)  STOCK EXCHANGE LISTING.

          The shares of Webster Common Stock which shall be issued in the Merger (including the Webster Common Stock that may be issued upon exercise of the options referred to in Section 1.6 hereof) upon consummation of the Merger shall have been authorized for quotation on the Nasdaq (or such other exchange on which the Webster Common Stock may become listed).

          (C)  OTHER APPROVALS.

          All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite
Regulatory Approval shall contain a non-customary condition that Webster reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.


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



          (D)  REGISTRATION STATEMENT.

          The  Registration  Statement  shall have  become  effective  under the
Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (E)  NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

          No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement, the Bank Merger Agreement, the Option Agreement or the Certificate of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

          (F)  FEDERAL TAX OPINION.

          Webster and Village shall have received from Hogan & Harston L.L.P, Webster's special counsel, an opinion to Webster and Village, in form and substance reasonably satisfactory to Webster and Village, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the time of such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of Village, Webster, their respective affiliates and others.

     7.2  CONDITIONS TO OBLIGATIONS OF WEBSTER.

     The obligation of Webster to effect the Merger is also subject to the satisfaction or waiver by Webster at or prior to the Effective Time of the following conditions:

          (A)  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of Village set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Village. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. Webster shall have received a certificate signed on behalf of Village by each of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Village to the foregoing effect.

          (B)  PERFORMANCE OF COVENANTS AND AGREEMENTS.

          Village shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Webster shall have received a certificate signed on behalf of Village by each of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Village to such effect.


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



          (C)  CONSENTS UNDER AGREEMENTS.

          The consent, approval or waiver of each person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in connection with the transactions contemplated hereby or in order to permit the succession by the Surviving Corporation or the Surviving Bank, as applicable, pursuant to the Merger or the Bank Merger to any obligation, right or interest of Village or Village Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on the Surviving Corporation or the Surviving Bank.

          (D)  NO PENDING GOVERNMENTAL ACTIONS.

          No  proceeding   initiated  by  any  Governmental  Entity  seeking  an
Injunction shall be pending.

          (E)  ACCOUNTANT'S COMFORT LETTER.

          Village shall have caused to be delivered on the respective dates thereof to Webster "comfort letters" from Deloitte & Touche LLP, Village's independent public accountants, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing (defined in Section 9.1 hereof), and addressed to Webster and Village, with respect to Village's financial data presented in the Proxy Statement/Prospectus, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

     7.3  CONDITIONS TO OBLIGATIONS OF VILLAGE.

     The obligation of Village to effect the Merger is also subject to the satisfaction or waiver by Village at or prior to the Effective Time of the following conditions:

          (A)  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of Webster set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Webster. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. Village shall have received a certificate signed on behalf of Webster by each of the Chairman, Chief Executive Officer and President and the Executive Vice President, Chief Financial Officer and Treasurer of Webster to the foregoing effect.

          (B)  PERFORMANCE OF COVENANTS AND AGREEMENTS.

          Webster shall have each performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date. Village shall have received a certificate signed on behalf of Webster by each of the Chairman, Chief Executive Officer and President and the Executive Vice President, Chief Financial Officer and Treasurer of Webster to the foregoing effect.

          (C)  CONSENTS UNDER AGREEMENTS.

          The consent or approval or waiver of each person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Webster or Webster Bank is a party or is otherwise bound shall have been obtained, except for those, the failure of which to obtain, will not result in a Material Adverse Effect.

          (D)  NO PENDING GOVERNMENTAL ACTIONS.

          No  proceeding   initiated  by  any  Governmental  Entity  seeking  an
Injunction shall be pending.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.1  TERMINATION.

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Village:

          (a) by mutual consent of Webster and Village in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either Webster or Village upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable
Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (c) by either Webster or Village if the Merger shall not have been consummated on or before August 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by Webster or by Village (provided that Village is not in breach of its obligations under Section 6.3 hereof) if the approval of the shareholders of Village required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

          (e) by either Webster or Village (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

          (f) by either Webster or Village (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing; and

          (g) by Webster, if the management of Village or its Board of Directors, for any reason, (i) fails to call and hold within 45 days of the effectiveness of the Registration Statement the Special Meeting of Village's shareholders to consider and approve this Agreement, the Merger and the other transactions contemplated hereby, (ii) fails to recommend to shareholders the approval of this Agreement, the Merger and the other transactions contemplated hereby, (iii) fails to oppose any third party proposal that is inconsistent with the transactions contemplated by this Agreement or (iv) violates Section 5.1(e) of this Agreement.

          (h) by Village, upon written notice delivered to Webster, as provided below in this subsection (h), if the Base Period Trading Price shall be less than $17.55, unless Webster elects, as provided below in this subsection (h), that the Exchange Ratio shall be adjusted to equal that number obtained by dividing $21.15 by the Base Period Trading Price, rounded to four decimal places (the "Adjusted Exchange Ratio"). If Village elects to exercise its termination right pursuant to this subsection (h), it shall give written notice to Webster within three business days following the end of the Base Period. During the three business-day period commencing with its receipt of such notice, Webster shall have the option of agreeing to change the Exchange Ratio to the Adjusted Exchange Ratio. If Webster makes the election contemplated by the preceding sentence, then within such three business-day period Webster shall give written notice to Village of such election and the Adjusted Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (h) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Adjusted Exchange Ratio pursuant to this subsection (h).

     8.2  EFFECT OF TERMINATION.

     In the event of termination of this Agreement by either Webster or Village as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

     8.3  AMENDMENT.

     Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Village; provided, however, that after any approval of the transactions contemplated by this Agreement by Village's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Village shareholders hereunder other than as contemplated by this Agreement. This



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



Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4  EXTENSION; WAIVER.

     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1  CLOSING.

     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. at the main offices of Webster on (i) the third day after the later to occur of (x) the date the last Requisite Regulatory Approval is received and all applicable waiting periods have expired and (y) the date the approval of Village's shareholders is received, (ii) if elected by Webster, the last business day of the month in which the date specified in the immediately preceding clause occurs, or (iii) such other date, place and time as the parties may agree (the "Closing Date").

     9.2  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.3  EXPENSES; BREAKUP FEE.

     All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. All filing and other fees paid to the SEC in connection with this Agreement shall be borne by Webster. In the event that this Agreement is terminated by either Webster or Village by reason of a material breach pursuant to Sections 8.1(e) or (f) hereof or by Webster pursuant to Section 8.1(g) hereof, the other party shall pay all documented, reasonable costs and expenses up to $200,000 incurred by the terminating party in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $400,000. Except as set forth in the next sentence, in the event that this Agreement is terminated by Webster under Section 8.1(d) hereof by reason of Village shareholders not having given any required approval, Village shall pay all documented, reasonable costs and expenses up to $200,000 incurred by Webster in connection with this Agreement and the transactions contemplated hereby. If this Agreement is terminated by Webster under Section 8.1(d) by reason of Village shareholders not having given any required approval, and there shall have been prior to the Special Meeting a "Third Party Public Event" (as defined below), Village shall pay all documented, reasonable costs and expenses up to $200,000 incurred by Webster in connection with this Agreement and the transactions contemplated hereby, plus a breakup fee of $400,000. For purposes of this Section 9.3, a "Third Party Public Event"



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



shall refer to any of the following events: (i) any person (as defined at Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder), other than Webster or any Webster Subsidiary, shall have made a bona fide proposal to Village or, by a public announcement or written communication that is or becomes the subject of public disclosure, to Village's shareholders to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Webster or any Webster Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act, with respect to a tender offer or exchange offer to purchase any shares of Village Common Stock such that, upon consummation of such offer, such person would have beneficial ownership of 10.0% or more of the then outstanding shares of Village Common Stock); or (ii) any director, officer or affiliate of Village shall have, by any means which becomes the subject of public disclosure, communicated opposition to this Agreement, the Merger or other transactions contemplated hereby, or otherwise takes action to influence the vote of Village shareholders against this Agreement, the Merger and the transactions contemplated hereby.

     9.4  NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Webster, to:
               Webster Financial Corporation
               Webster Plaza
               145 Bank Street
               Waterbury, Connecticut 06702
               Attn.:   James C. Smith
                        Chairman and Chief Executive Officer

               with a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, DC 20004
               Attn.:  Stuart G. Stein, Esq.

          and

               (b)  if to Village, to:
                    Village Bancorp, Inc.
                    25 Prospect Street
                    Ridgefield, CT 06877
                    Attn.:   Robert V. Macklin
                             President and Chief Executive Officer



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



                    with copies (which shall not constitute notice) to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, NY 10017
                    Attn.:  David W. Ferguson, Esq.

                    Collins, Hannafin, Garamella, Jaber & Tuozzolo, P.C. 148 Deer Hill Avenue
                    Danbury, CT 06810
                    Attn.:  Edward J. Hannafin, Esq.

     9.5  INTERPRETATION.

     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     9.6  COUNTERPARTS.

     This  Agreement  may be  executed  in  counterparts,  all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.7  ENTIRE AGREEMENT.

     This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Bank Merger Agreement, the Option Agreement, the Certificate of Merger and the Village Stockholder Agreement.

     9.8  GOVERNING LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law rules.

     9.9  ENFORCEMENT OF AGREEMENT.

     The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



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



     9.10 SEVERABILITY.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.11 PUBLICITY.

     Except as otherwise required by law or the rules of Nasdaq (or such other exchange on which the Webster Common Stock may become listed), so long as this Agreement is in effect, neither Webster nor Village shall, or shall permit any of Webster's or Village's Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement, the Bank Merger Agreement, the Option Agreement, the Certificate of Merger or the Village Stockholder Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.12 ASSIGNMENT; LIMITATION OF BENEFITS.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

     9.13 ADDITIONAL DEFINITIONS.

     In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

     "Affiliated Person": any director, officer or 10% or greater shareholder, spouse or other person living in the same household of such shareholder, or any company, partnership or trust in which any of the foregoing persons is an officer, 10% or greater shareholder, general partner or 10% or greater trust beneficiary.

     "Knowledge": with respect to Webster, Webster Bank, Village or Village Bank, as the case may be, means actual knowledge of that entity's executive officers and directors.

     "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

     "Material Adverse Effect": with respect to Webster, Webster Bank, Village or Village Bank, as the case may be, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of such entity (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof) or (B) the ability of such entity to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, the Bank Merger Agreement,



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



the Certificate of Merger and, in the case of Village, the Option Agreement; provided that (i) the taking of any action pursuant to this Agreement, (ii) any adverse development caused by any action of Webster or Webster Bank (in the case of an adverse development affecting Village or Village Bank) or Village or Village Bank (in the case of any adverse development affecting Webster or Webster Bank) that is not permitted by or in contravention of the covenants of this Agreement, (iii) any changes affecting the banking industry generally or banks conducting business in Connecticut in particular shall not be considered in determining whether a Material Adverse Effect has occurred.

     "Subsidiary": with respect to any party means any corporation,  partnership
or  other  organization,  whether  incorporated  or  unincorporated,   which  is
consolidated with such party for financial reporting purposes.

     IN WITNESS WHEREOF, Webster and Village have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        WEBSTER FINANCIAL CORPORATION

ATTEST:

By:  /s/ Harriet Munrett Wolfe          By:  /s/ James C. Smith
   ----------------------------------      -------------------------------------
   Harriet Munrett Wolfe                   James C. Smith
   Senior Vice President, Counsel          Chairman and Chief Executive Officer
   and Secretary




                                        VILLAGE BANCORP, INC.

ATTEST:

By:  /s/ James R. Umbrager              By:  /s/ Robert V. Macklin
   ----------------------------------      -------------------------------------
   James R. Umbrager                       Robert V. Macklin
   Executive Vice President and            President and Chief Executive Officer
   Chief Financial Officer